Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT









We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of
Roundy's, Inc. on Form S-2 of our reports dated
February 24, 1995, included and incorporated by reference in the Annual Report on Form 10-K of Roundy's, Inc. for the year ended December 31, 1994, and to the use of our report dated February 24, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
April 28, 1995